SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

Check the appropriate box:

/X/      Preliminary Information Statement

/  /     Confidential, for Use of the Commission Only (as permitted by Rule
         14c-5(d)(2))

/  /     Definitive Information Statement

                          PERMA-TUNE ELECTRONICS, INC.
                          ----------------------------
                (Name of Registrant As Specified In Its Charter)

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/X/      No fee required

/  /     Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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               computed  pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


         (4)   Proposed maximum aggregate value of transaction:


         (5)   Total fee paid:


/  /     Fee paid previously with preliminary materials.

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         Act Rule  0-11(a)(2)  and identify the filing for which the  offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                          PERMA-TUNE ELECTRONICS, INC.
                           111 South Birmingham Street
                               Wylie, Texas 75098
                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on June 26, 2002


To the stockholders of Perma-Tune Electronics, Inc.:

         Notice is hereby given that an annual meeting of stockholders of Perma-Tune Electronics, Inc. will be held on June 26, 2002 at 10:00 a.m. at 111 South Birmingham Street, Wylie, Texas 75098 for the following purposes:

1. Election of up to five Directors. The election of Lonnie Lenarduzzi, Linda Decker, Larrie Lenarduzzi, Wayne Robertson, and Harold "Red" Smith.

2. Amendment of the Articles of Incorporation. Amendment of the Articles of Incorporation to increase the number of authorized shares of common stock and reauthorize the par value.

3. Amendment of the Articles of Incorporation. Amendment of the Articles of Incorporation to authorize preferred stock.

4. Amendment of the Articles of Incorporation. Amendment of the Articles of Incorporation to provide that directors shall not be liable under certain instances.

5. Amendment of the Articles of Incorporation. Amendment of the Articles of Incorporation to provide that the articles shall indemnify all current and former directors and officers of the corporation to the fullest extent provided by law.

6. Election of Malone & Bailey, PLLC. as the corporation's independent auditors for fiscal year 2002.

     Common stockholders of record on the close of business on June 3, 2002 are entitled to notice of the meeting. All stockholders are cordially invited to attend the meeting in person.


                                          By Order of the Board of Directors,


                                          /s/ Lonnie Lenarduzzi
                                          ------------------------------------
                                          Lonnie Lenarduzzi
                                          Chief Executive Officer and Director

June __, 2002

                          PERMA-TUNE ELECTRONICS, INC.
                           111 South Birmingham Street
                               Wylie, Texas 75098


                              INFORMATION STATEMENT
                                 June ___, 2002

                                 ---------------

         This Information Statement is furnished by the Board of Directors of Perma-Tune Electronics, Inc. (the "Company" or "Perma-Tune") to provide notice of an annual meeting of stockholders of Perma-Tune which will be held on June 26, 2002.

         The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on June 3, 2002 (the "Record Date"). This Information Statement will be first mailed on or about June 13, 2002 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding ___________ shares of the Company's Common Stock.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


The election of up to 5 Directors

Pursuant to the Company's Bylaws, the members of the Board of Directors serve for one-year terms. The Board has nominated the directors listed below.

The following biographical information is furnished with respect to each of the directors. The information includes the individual's present position with the Company, period served as a director, and other business experience during the past five years.

Directors

Lonnie Lenarduzzi, age 46, President, Chief Executive Officer and Director received an associate degree from the Pittsburgh Institute of Aeronautics (PIA) and worked in the machine tool industry where he specialized in robotic manufacturing systems for the Mazak Machine Tool Company. This experience allows him to function as a designer of new products for the Company. As manufacturing engineer for Aero Design Products, Inc. (1982-1989) he was responsible for the original production of Perma-Tune. His first innovative design was the development of a solid state ignition system for the aircraft engine based on the Perma-Tune design. When Aero Design Products, Inc. was liquidated in 1989, Mr. Lenarduzzi purchased the Perma-Tune product line. In 1990 he gained certification from Northrop for manufacturing excellence in producing their military ignition system and he invented the Coilless ignition system. Since moving the Company to Wylie, Texas, Mr. Lenarduzzi has continued to invent and design automotive products for the Company.

Linda Decker, age 44, Corporate Secretary and Director had a 15 year career with IBM Corp. in sales, marketing and product line management before starting the Company. Since 1989, she has co-owned the Company and has used her marketing expertise to create targeted advertising and brochures, to draft press releases, to formulate pricing and customer service policies and to determine new market segments for the Company to serve.

Larrie Lenarduzzi, age 43, Director, is a manufacturing engineer and has been the sales manager in charge of The Micro Finishing product line for Masco Machine Inc., in Cleveland, Ohio. Larrie has an Aerospace Engineering Technology degree from Kent State (1984). He also has an Associate Degree (1981) from the Pittsburgh Institute of Aeronautics. Since 1989 he has assisted in the design and improvement of tooling used in manufacturing the Company's products. Larrie is the brother of Lonnie Lenarduzzi.

Wayne Robertson, age 48, Director, has been a technician in charge of manufacturing silicone wafers used in computers for the past four and one-half years and is employed by Micron Technologies, Inc. in Boise, Idaho. From 1985 to 1989 he was employed as a manufacturing supervisor at Aero Design Products, Inc. Previously, Wayne worked as an electronics technician on locomotive engines for MK Rail of Boise, Idaho. Since 1989 he has assisted the Company by installing prototype Perma-Tune units on test vehicles and in evaluating engine dynamometer test results.

Harold "Red" Smith, age 68, Director, is an aeronautical engineer with a Bachelor of Science degree from Southwestern Methodist University and a Master of Science degree from the University of Colorado. He is an entrepreneur who owns and operates four companies: R&D Aeronautical (located in Wylie, Texas) manufactures unmanned military aircraft to sell to the United States Air Force and NATO countries; Air Command International (located in Caddo Mills, Texas) manufactures manned gyroplanes in Kit and FAA certified form; Southwest Soaring Inc. (located in Caddo Mills, Texas) is a glider school; and RS Systems Inc. dba Joans Hallmark (located in Plano, Texas) has seven Hallmark franchises located in the north Dallas area.

All Directors of the Company will hold office until the next annual meeting of the shareholders, and until their successors have been elected and qualified. Officers of the Company are elected by the Board of Directors and hold office at the pleasure of the Board.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than 10% of a class of the Company's equity securities which are registered under the Exchange Act to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of such registered securities. Such executive officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all
Section 16(a) forms filed by such reporting persons.

To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on representations that no other reports were required, no person required to file such a report failed to file on a timely basis during fiscal 2001. Based on stockholder filings with the SEC, the Company does not believe any other stockholders are subject to Section 16(a) filing requirements.

Executive Compensation

Compensation paid to Officers and Directors is set forth in the Summary Compensation Table below. The Company may reimburse its Officers and Directors for any and all out-of-pocket expenses incurred relating to the business of the Company.

                           SUMMARY COMPENSATION TABLE

 Name and Position                      Fiscal Year                 Salary
 -----------------                     --------------              ---------
 Lonnie Lenarduzzi, President,
Chief Executive                             2001                    $45,800
Officer and Director                        2000                    $51,048
                                            1999                    $48,765
 Linda Decker,  Secretary, Chief Marketing
 Officer and Director                       2001                    $17,400
                                            2000                    $ 6,613
                                            1999                    $ 2,025

For the fiscal year ending December 31, 2002 it is anticipated that the compensation of Mr. Lenarduzzi will be $50,200, and compensation of Ms. Decker will be $17,500.

Security Ownership of Management and Certain Security Holders

The following table sets forth information as of December 31, 2001, with respect to the beneficial ownership of the common stock by (i) each director and officer of the Company, (ii) all directors and officers as a group and (iii) each person known by the Company to own beneficially 5% or more of the common stock:

    Name and Address of              Shares Owned                % of Class
    Beneficial Owner                 Beneficially(1)                Owned
    -----------------------         -----------------           ---------------
    Lonnie Lenarduzzi                 1,566,600(2)                   72.9%
    111 South Birmingham St.
    Wylie, Texas 75098

    Linda Decker                      1,566,600(2)                   72.9%
    111 South Birmingham St.
    Wylie, Texas 75098

    Larrie Lenarduzzi                     6,000(3)                      *
    6236 Tourelle Drive
    Highland Heights, Ohio 44143

    Wayne Robertson                      78,764                      3.68%
    2652 No. McDermott Road
    Kuna, Indiana 83634

    Harold Smith                         78,764                      3.68%
    P.O. Box 1983
    Wylie, Texas 75098

    Newport Capital Consultants         225,000(4)                  10.02%
    78740 Runaway Bay
    Bermuda Dunes, California 92201

    All Officers and Directors
    as a Group (5 persons)            1,730,128                      80.7%

------------
    *Less than 1%

(1) The number of shares of common stock owned are those "beneficially owned" as determined under the rules of the Securities and Exchange Commission, including any shares of common stock as to which a person has sole or shared voting or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right. As of December 31,2001, there were 2,312,700 shares of common stock outstanding. As of such date there were 348,000 outstanding warrants to purchase shares of common stock, exercisable until December 31, 2003 at $2.00 per share.

(2) Lonnie Lenarduzzi and Linda Decker hold these shares as tenants in common. They are husband and wife.

(3)  Includes 4,500 shares issuable upon exercise of warrants.

(4) Gary Bryant is the President and controlling person of Newport Capital Consultants.

Certain Relationships and Related Transactions

Lonnie Lenarduzzi has entered into a Licensing Agreement to license to the Company all technology developed by him for $1,000 per year. The Licensing Agreement was entered into on November 30, 1996 and has a term of 25 years, extending to November 30, 2021.

Amendment of the Articles of Incorporation To Increase Authorized Shares

         Approving the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of common stock to 50,000,000. The shares of common stock will continue to have no par value. This increase in authorized shares is necessary to enable the Company to pursue various transactions including potential merger candidates.

Amendment of the Articles of Incorporation To Authorize Preferred Shares

         Approving the amendment of the Company's Articles of Incorporation to authorize 10,000,000 shares of preferred stock with no par value per share. The Company's amended Articles of Incorporation shall provide that "Shares of Preferred Stock of the Company may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, and shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Texas." The authorization of Preferred Stock will enable the Board of Directors to issue Preferred Stock in fund raising transactions, to pursue potential merger candidates, and to prevent a takeover.

Amendment of the Articles of Incorporation To Provide Protection To Directors

         Approving the amendment of the Company's Articles of Incorporation to provide directors protection from liability. The Company's amended Articles of Incorporation shall provide that "No director of the Company shall be liable to the Company or its shareholders or members for monetary damages for any act or omission in such director's capacity as a director, except for (i) a breach of such director's duty of loyalty to the Company or its shareholders or members;
(ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company, or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute." This provision may enable the Company to attract a director in the future.

Amendment  of the  Articles  of  Incorporation  To  Provide  Indemnification  To
Directors

                  Approving the amendment of the Company's Articles of Incorporation to provide indemnification to directors. The Company's amended Articles of Incorporation shall provide that "The Company shall indemnify all current and former directors and officers of the Company to the fullest extent of the applicable law, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act." This provision may enable the Company to attract a director in the future.

The election of Malone & Bailey, PLLC as the Company's Independent Auditors

         Approving the engagement of Malone & Bailey, PLLC as independent auditors for the Company for fiscal year 2002. Malone & Bailey served in this capacity for fiscal year 2001.

Other Matters

         The Board of Directors does not intend to bring any other matters before the Annual Meeting and has not been informed that any other matters are to be presented by others.

                                             BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/ Lonnie Lenarduzzi
                                              ----------------------------------
                                              Lonnie Lenarduzzi, Chief Executive
                                              Officer and Director


June __, 2002